INCORPORATED UNDER THE LAWS OF THE
                                 STATE OF NEVADA






NUMBER                                                  SHARES
 1033


                                                        CUSIP NO. 03462J 10 3



                           ANGELCITI MULTIMEDIA, Inc.

40,000,000 AUTHORIZED SHARES     $.01  PAR VALUE        NON-ASSESSABLE


THIS CERTIFIES THAT


--------------------------------------------------------------------------------

IS THE RECORD HOLDER OF


Shares of ANGELCITI MULTIMEDIA, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers


                              COUNTERSIGNED AND REGISTERED
                               FIDELITY TRANSFER COMPANY (SALT LAKE CITY, UTAH)
                              By
                               TRANSFER AGENT AND REGISTRAR-AUTHORIZED SIGNATURE


Dated:






------------------------          (Corporate Seal)         ---------------------
        SECRETARY                                                  PRESIDENT